UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 20, 2014
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

Summary

In connection with the review of the Form 10-Q for GrowLife, Inc. (the “Company”) for the three months ended March 31, 2014, management has determined that previously issued unaudited consolidated financial statements issued for the three months ended March 31, 2014 contained an error which was non-cash in nature. The Company has evaluated the impact of this error under the SEC’s authoritative guidance on materiality and determined that the impact of this error for the three months ended March 31, 2014 consolidated financial statements was material. On June 19, 2014, after review by our independent registered public accounting firm and legal counsel, the Audit Committee of the Company’s Board of Directors concluded that we should restate our unaudited interim financial statements for the three months ended March 31, 2014 to reflect the correction of the previously identified error in the unaudited consolidated financial statements for this period.

As a result of the material error described below, investors cannot rely on the Company’s unaudited consolidated financial statements for the three months ended March 31, 2014. The Company will file amended and restated consolidated financial statements for the three months ended March 31, 2014 as soon as practicable.

The Company is restating the consolidated balance sheet as of March 31, 2014, and the consolidated statements of operations and consolidated cash flows for the three months ended March 31, 2014 to reflect the correcting book entry as described below.

Transaction with CANX USA LLC

On November 19, 2013, the Company entered into a Joint Venture Agreement (the “Agreement”) with CANX USA LLC (“CANX”), a Nevada limited liability company.  Under the terms of the Agreement, the Company and CANX formed Organic Growth International, LLC (“OGI”), a Nevada limited liability company, for the purpose of expanding the Company’s operations in its current retail hydroponic businesses and in other synergistic business verticals and facilitate additional funding for commercially financeable transactions of up to $40,000,000.  In connection with closing of the Agreement, CANX agreed to provide a commitment to provide funding in the amount of $1,300,000 for a GrowLife Infrastructure Funding Technology program transaction and provide additional funding of $1,000,000 under a 7% Convertible Note instrument. The Company will initially own a non-dilutive forty five percent (45%) share of OGI and the Company may acquire a controlling share of OGI as provided in the Agreement.

In accordance with the Agreement, the Company and CANX entered into a Warrant Agreement whereby the Company delivered to CANX a warrant to purchase 140,000,000 shares of the Company common stock at a maximum strike price of $0.033 per share. This transaction was properly recorded in the Company’s 2013 audited consolidated financial statements.

In accordance with the Agreement, the Company was required to issue an additional warrant to purchase 100,000,000 shares of the Company’s common stock at a maximum strike price of $0.033 per share. The warrant was earned by CANX upon completion of the Company’s increase in the number of authorized common shares from 1 billion to 3 billion shares. This increase in authorized shares was effective with the shareholder approval on February 7, 2014.  This warrant was not booked at March 31, 2014.

After a detailed review of the facts, the Company has concluded that the warrant to purchase 100,000,000 shares of the Company’s common stock was earned as of February 7, 2014, and should have been recorded in the consolidated financial statements for the three months ended March 31, 2014.

The following tables present the restated items for the applicable dates.

The following tables present the restated items for the applicable dates.

For the Three Months Ended	As Originally	Amount of
March 31, 2014	Presented	Restatement	As Restated

Interest expense	$(799,631)	$(33,700,000)	$(34,499,631)
Net loss	(37,773,949)	(33,700,000)	(71,473,949)
Net loss per share	$(0.05)	$(0.04)	$(0.09)

	As Originally	Amount of
March 31, 2014	Presented	Restatement	As Restated

Additional paid-in capital	$35,690,082	$33,700,000	$69,390,082
Accumulated deficit	(62,174,653)	(33,700,000)	(95,874,653)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: June 20, 2014	By:	/s/ Marco Hegyi
Marco Hegyi
President